                                                                   EXHIBIT 10.74

                       DEVELOPMENT AND LICENSE AGREEMENT

     This DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement"), effective as of April 24, 1996 (the "Effective Date"), is made by and between Centeon L.L.C., a Delaware limited liability company, with a principal place of business at 1020 First Avenue, King of Prussia, Pennsylvania 19406-13 10 ("Centeon"), and Medarex, Inc., a New Jersey corporation, with a principal place of business 1545 Route 22 East, P.O. Box 953, Annandale, New Jersey 08801 ("Medarex").

                              RECITALS

     WHEREAS, Medarex is the owner of certain monoclonal antibodies within the scope of the Patent Rights (as defined below), including but not limited to H-22, and has conducted pre-clinical studies on the H-22 antibody, and intends to conduct further clinical trials with the H-22 antibody, and may, subject to the terms and conditions hereof, conduct pre-clinical and clinical studies on one or more other monoclonal antibodies within the scope of the Patent Rights in conjunction with the Development Program (as defined below);

     Whereas, Centeon wishes to commercialize a Product (as defined below) within the Field and support further developmental efforts by Medarex with respect thereto, and has at its disposal broad capabilities for clinical testing, obtaining necessary regulatory approvals and registration with governmental agencies and marketing therapeutic products throughout the world;

     WHEREAS, Medarex is willing to allow Centeon to commercialize a Product and has facilities and experienced personnel that enable it to conduct further development of the H-22 antibody or another antibody Medarex owns within the scope of the Patent Rights that subsequently is developed as a Product in the Development Program; and

     WHEREAS, Centeon and Medarex have entered into a Stock Purchase Agreement of even date herewith

     NOW THEREFORE, it is agreed by and between the parties as follows:

1.   DEFINITIONS

     1.1  "Affiliate(s)" shall mean all corporations or business entities which,
          ---------------
directly or indirectly, are controlled by, control, or are under common control with a Party. For this purpose, the meaning of the word "control" ("Control") shall mean the ownership of fifty percent (50%) or more of the voting shares of interest of such corporation or business entity or any corporation or business entity in which a Party can demonstrate, even though the extent of ownership of a Party in such corporation or business entity is less than fifty percent (50%), that the operation and management of such corporation or business entity is carried out in conformity with a Party's standing policy, such corporation or business entity to be deemed an Affiliate only so long as such ownership of voting shares or interest or adherence to such standing policy continues.


------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

     1.2  "Celltech/MRC Agreement" shall mean that certain agreement entered
          -------------------------
between Celltech and the Medical Research Council effective as of November 27, 1987, pursuant to which the Medical Research Council has granted Medarex the MRC Sublicense.

     1.3  "Confidential Information" shall mean (i) any proprietary or
          ---------------------------
confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty
(30) days by the disclosing party.

     1.4 "Core Countries " shall mean [*****]
          ---------------


     1.5  "Development Plan" shall have the meaning set forth in Section 2.1.2
          -------------------
     below.

     1.6 "FDA" means the U.S. Food and Drug Administration or any corresponding foreign registration or foreign regulatory authority.

     1.7  "Field"" shall mean [*****]

     1.8 "IND" shall mean an Investigational New Drug application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder for initiating clinical trials in the United States, or any corresponding foreign application, registration or certification.

     1.9  [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.10 "Know-How" shall mean any and all unpatented and/or non-patentable
          -----------
technical data, materials (including without limitation, biological materials such as plasmids, vectors, DNA sequences, organisms, cell lines and antibodies), samples and other information (A) which are owned or controlled by Medarex during the term of the Agreement, (B) which Medarex has the right to license or sublicense, including, without limitation, information and materials developed by Medarex in connection with the performance of the Development Program, and
(C) which (i) relate to the Product, including, without limitation, its chemical, biological, pharmacological, toxicological, nonclinical and clinical data, formulations, specifications and/or usage, or (ii) relate to processes, techniques and specifications for the manufacture of the Product including, without limitation, preparation, synthesis, culture, recovery, purification, formulation and quality control processes, techniques and specifications. Know-How shall not include the Patent Rights.

     1.11  "Manufacturing Cost " shall mean [*****]
           --------------------

     1. 12 "Medarex Technology" means the Know-How and Patent Rights.
           ---------------------

     1.13 "MRC Sublicense" shall mean that certain Sublicense Agreement entered
          -----------------
by and between Medarex, Inc. and the Medical Research Council, effective as of May 16, 1995, as may be amended from time to time.

     1-14 "MRC/Scotgen Agreement" shall mean that certain agreement entered
          ------------------------
between Scotgen and the Medical Research Council effective as of January 31, 1989, pursuant to which Scotgen has granted Medarex the Scotgen Sublicense.

     1-15 "Net Sales " shall mean [*****]
          ----------


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]

     1.16 "Patent Rights" shall mean (i) the U.S, and foreign patent
           -------------
applications and patents listed on Exhibit B hereto; (ii) any U.S. or foreign patent application or patent which is not listed on Exhibit B and that claims priority from one or more patent applications listed on Exhibit 13 or that corresponds thereto and relates to the Product or the manufacture thereof or to the use thereof in the Field; (iii) any U.S. or foreign patent or patent application which claims an invention made or conceived and reduced to practice by one or more employees, agents or consultants of Medarex or of a Medarex Affiliate in connection with the performance of the Development Program and related to the Product or the manufacture thereof or to the use thereof in the Field and which is not jointly owned by Centeon and which is added to the Patent Rights pursuant to Section 8.2 of this Agreement; (iv) any U. S. or foreign patent application or patent which (A) claims an invention that is made or conceived and reduced to practice by one or more employees, agents or consultants of Medarex or of a Medarex Affiliate after the termination of the Development Program, but during the term of this Agreement, and that is related to the Product or to the manufacture thereof or to the use thereof in the Field and that falls within the scope of one or more of the claims of any of the patent applications or patents which are referenced in subsection (i) or (ii) of this Section 1. 16; (B) is not jointly owned by Centeon; and (C) is added to the Patent Rights pursuant to Section 8.2 of this Agreement; and (v) any U. S. or foreign patent application or patent which claims an invention that is related to the Product or to the manufacture thereof or to the use thereof in the Field, that falls within the scope of one or more of the claims of any of the patent applications or patents which are referred to in subsection (i) or (ii) of this
Section 1. 16, and that is acquired by Medarex or by a Medarex Affiliate from a Third Party(ies) during the term of this Agreement; and any substitution, continuation, continuation-in-part, or divisional application of any of the preceding, and any patent issuing thereon, including any reissue, reexamination, renewal or extension thereof.

     1.17 "Phase I", "Phase II", and "Phase III " shall mean Phase I (or Phase
          -----------------------    ----------
I/II), Phase II (or Phase II/III), and Phase III clinical trials, respectively, in each case as prescribed by applicable FDA regulations, or corresponding regulations of any comparable foreign entity.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.18 "Product" shall mean a monoclonal antibody which is within the
          ---------
scope of U.S. Patent No. 4,954,617, and which has an antigen binding region having a binding affinity for cd64. As used herein, cd64 shall mean the human high affinity Fc receptor for IgG present on macrophages and monocytes. For the avoidance of doubt, it is understood that any other monoclonal antibody, including without limitation, a bifunctional antibody or a hetero antibody or a single chain antibody, shall not be a Product. The humanized anti-cd64 monoclonal antibody known as H-22 shall be the Product for initial development under the Development Program.

     1.19 "Product License Application" or "PLA" means a Product License
          -----------------------------     ---
Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder and any corresponding foreign application, registration or certification.

     1-20 "Scotgen Sublicense" shall mean that certain Sublicense Agreement
          -------------------
entered by and between Medarex, Inc. and Scotgen, Ltd., effective as of May 16, 1995, as amended from time to time.

     1.21  "Stock Purchase Agreement" shall mean that certain Stock Purchase
           --------------------------
Agreement entered by Centeon and Medarex of even date herewith.

     1.22 "Sublicensee" shall mean a third party to whom Centeon has granted a
          --------------
license or sublicense under the Medarex Technology to make, use and/or sell the Product. As used in this Agreement, it is understood that "Sublicensee" shall also include a Third Party or Third Parties to whom Centeon has granted the right to distribute the Product, provided that such Third Party or Third Par-ties has (have) the responsibility for marketing and promotion of the Product within the field or territory for which such distribution rights are granted.

     1.23 "Territory" shall mean worldwide.
          ------------

     1.24 "Third Party(ies)" shall mean any person or entity other than Centeon,
          ------------------
Medarex, their respective Affiliates, or their respective employees.

2.   DEVELOPMENT PROGRAM

     2.1  DEVELOPMENT PROGRAM
          --------------------

          2.1.1 Development Program Activities. Subject to the terms and
                ---------------------------------
conditions set forth herein, Medarex shall (i) conduct clinical development of the Product pursuant to the Development Plan, and (ii) for a three (3) year period commencing on the Effective Date, perform research with regard to Product manufacture improvements. Such activities shall comprise the "Development Program." Medarex shall use reasonable efforts to conduct the Development Program in accordance with the Development Plan and within the time schedules contemplated therein, and shall use reasonable efforts to comply with all submission procedures to the appropriate regulatory authorities, to respond timely to inquires of said regulatory authorities and to maintain submissions and support new submissions. Medarex shall keep the Development Committee reasonably informed of the progress of the Development Program and shall provide the Development Committee a reasonable opportunity to review and comment on trial protocols, study designs, endpoints, target patient population and other relevant factors to such trials.

          2.1.2 Development Plan.  Medarex will conduct the Development Program
                ----------------
in accordance with a plan approved by the Development Committee (the "Development Plan"). The Development Plan shall establish: (i) the scope of the development which will be performed; (ii) development objectives, work plan activities and time schedules with respect to the development and (iii) the annual research goals of Medarex with regard to Product manufacture improvements. The initial Development Plan is attached hereto as Exhibit A. The Development Committee shall review the Development Plan on an ongoing basis and may make changes to the Development Plan then in effect. Each year during the Development Program prior to the end of the tenth month of such year, the parties shall agree on an annual Development Plan for the following calendar year.

          2.1.3 Product Changes. During the term of the Development Program, the
                ---------------
Development Committee may agree to discontinue the activities of the Development Program with respect to the H-22 monoclonal antibody, and redirect those activities with respect to a different monoclonal antibody which is a Product. In such event, subject to the provisions of Section 4.3.2, the parties shall discuss and agree on (i) the substitute monoclonal antibody, (ii) the objectives of the redirected Development Program, and (iii) the further payments, if any, which will be made by Centeon in support of the Development Program, which shall cover the fully burdened costs of all such activities.

     2.2  Development Committee.
          ---------------------

          [*****]

          [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]

          2.2.3 Responsibilities. It will be the responsibility of the
                ----------------
Development Committee, among other things, to (i) oversee the conduct of the Development Program, (ii) prepare and approve the Development Plan and the detailed working program (including timetables) to be carried out, and (iii) determine whether Medarex has materially achieved its annual research goals with regard to Product manufacture improvements. The activities conducted in connection with the Development Plan shall be monitored by the Development Committee and periodically reviewed.

          2.2.4 Meetings, During the term of this Agreement, the Development
                ----------
Committee shall meet quarterly, or more often as may be necessary, to discharge its responsibilities. Such meeting shall alternate between Annandale, New Jersey, and King of Prussia, Pennsylvania, or such other locations as the parties agree, or by way of video or telephone conference, if possible and appropriate. Each party will be responsible for paying its own expenses in connection with the meetings of the Development Committee. Medarex shall prepare minutes of the Development Committee meetings covering all essential points discussed, which minutes shall be approved and signed by a Development Committee representative of each party.

     2.3  Records; Exchange of Information.
          ---------------------------------

          2.3.1 Records. The Parties shall maintain (i) financial records in
                ---------
sufficient detail to establish how Development Program funds are expended, and
(ii) scientific records as will properly reflect all work done and results achieved in the performance of the Development Plan (including all data in the form required under any applicable governmental regulations). During the term of this Agreement, the Parties shall provide each other access to such records, upon request, during ordinary business hours. During the Development Program, Medarex shall provide Centeon with a quarterly accounting report regarding Development Program expenditures by Medarex.

          2.3.2 Reports. The Development Committee shall periodically and not
                ---------
less often than semiannually during the term of the Development Program, request and the Parties shall have the obligation to prepare and provide to the Development Committee written reports summarizing the progress of the research performed pursuant to the Development Plan during the preceding half-year.

     2.4  Development Program Funding.
          -----------------------------

          2.4.1 Product Manufacture Research. In consideration for Medarex'
                ----------------------------
research activities with regard to Product manufacture improvements in connection with the Development Program, Centeon shall pay to Medarex [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          2.4.2 Clinical Trial Expenses
                -----------------------

          [*****]


     2.5  Termination Of Support of Product Manufacture Research. In the event
          -------------------------------------------------------
that the Development Committee determines that Medarex has materially failed to achieve the research goals with regard to Product manufacture improvements established by the Development Committee for a particular year, Centeon may, with sixty (60) days notice to Medarex, terminate its support for research by Medarex regarding Product manufacture in connection with the Development Program as provided in Section 2.4.1; provided, however, Centeon shall continue to be responsible for the payment of all clinical activities conducted by Medarex in connection with the Development Program. In such an event, Medarex may continue such research at its own expense, and such later activities shall not be included in or be part of the Development Program but shall be subject to the provisions of Section 3.6 below.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.   LICENSE GRANT

     3.1  License to Centeon. Subject to the terms and conditions of this
          --------------------
Agreement, Medarex hereby grants to Centeon an exclusive (subject to Sections
3.4 and 3.6), worldwide, royalty-bearing license under the Medarex Technology to make, have made, import, use, offer for sale and sell the Product for use in the Field in the Territory. The preceding rights granted Centeon to make and have made the Product shall only become effective upon receipt by Medarex of notice from Centeon pursuant to Section 7.2 that Centeon wishes to manufacture the Product.

     3.2  Sublicenses. Centeon may sublicense the rights granted in Section 3.1
          -------------
to its Affiliates without the prior consent of Medarex, and to Third Parties with the prior written consent of Medarex, which consent shall not be unreasonably withheld. Each such sublicense shall be consistent with all the terms and conditions of this Agreement. Centeon shall remain responsible to Medarex for all of each such Sublicensee's applicable financial and other obligations under the sublicense.

     3.3  Affiliate Licenses. Medarex agrees, if Centeon so requests, to enter
          --------------------
into a separate agreement with any Affiliate(s) of Centeon granting a license in accordance with the provisions of this Agreement. Such agreement shall be consistent with all of the provisions hereof and incorporate all of the terms of this Agreement to the extent that they are applicable. Centeon shall guarantee the performance of any and all responsibilities of the Affiliate(s) under such separate agreement. Centeon shall reimburse Medarex for its reasonable attorneys' fees and costs incurred in connection with the preparation, review and execution of any such separate license agreement.

     3.4  Acknowledgments.
          ----------------

          3.4.1 Scotgen Sublicense. Notwithstanding Section 3.1 above, Centeon
                ---------------------
acknowledges that it has been informed by Medarex that the patent applications and patents subject to the Scotgen Sublicense were licensed to Medarex on a non-exclusive basis, and that the sublicenses granted Centeon under such particular Patent Rights are accordingly non-exclusive. Medarex agrees, however, that the license granted Centeon with respect to such Patent Rights shall be exclusive with respect to the Product and the Field as to Medarex' interest in such Patent Rights. The parties further acknowledge that Centeon has been provided a copy of the Scotgen Sublicense, and understand that pursuant to the Scotgen Sublicense Centeon shall have the right to acquire sublicense from Scotgen if the Scotgen Sublicense terminates, pursuant to Clause 8(xiv) of the Scotgen Sublicense which states in its entirety:

     The duration of any sublicense which the Sublicensee shall validly grant pursuant to the provisions of this Agreement shall be independent of the term of this Agreement but that only insofar as each Medarex sublicensee (as hereinafter defined) may, upon termination of this Agreement, apply direct to Scotgen for the adoption of such sublicense direct whereupon Scotgen shall, if the Medarex sublicensee is not in default and there are no other impediments to such adoption, adopt the same, always provided that in no circumstances shall the provisions of this Clause operate so as to impose upon Scotgen any Obligation which is more extensive or more onerous or different in nature to the obligations undertaken by Scotgen to Medarex under this Agreement, and further provided that each Medarex sublicensee shall from the date of termination of this Agreement owe to Scotgen all of its royalty and other obligations under its sublicense. For the purposes of this Clause 8(xiv), a "Medarex sublicensee" means any person to which Medarex shall have granted a sublicense in accordance with and pursuant to the provisions of Clause 8(iv) of this Agreement.

          3.4.2 MRC Sublicense. Centeon further acknowledges that Medarex does
                ----------------
not have the right to grant Centeon a sublicense under the MRC Sublicense, and that the sublicense under the Scotgen Sublicense to the Winter patents granted Centeon pursuant to Section 3.1 may only be practiced with a concurrent sublicense from the MRC under the Boss patents; provided, however, [*****]

          3.4.3 Boss Interference.
                -----------------

          [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]

     3.5  Right of First Negotiation for Product Commercialization Outside the
          --------------------------------------------------------------------
          Field.
          -----

          3.5.1 Commercialization of the Product Outside the Field by Third
                -----------------------------------------------------------
                Parties.
                -------
If at any time during the Development Program or two (2) years thereafter, Medarex wishes to develop or commercialize the Product for the treatment of an autoimmune disorder outside the Field [*****] with a Third Party, or Centeon wishes to acquire a license from Medarex with respect to the development or commercialization of the Product for the treatment of an autoimmune disorder outside the Field, such party shall notify the other party hereto, identifying the indication of interest. In such event, the parties shall negotiate in good faith for a period of ninety (90) days with respect to an agreement regarding co-development and commercialization of such products by Centeon and Medarex. If Centeon and Medarex fail to agree on the terms of such an agreement within the ninety (90) day period, or such longer period as the parties may agree, Medarex shall be free to develop and commercialize the Product for such indication, itself or with third parties, and Centeon shall have no further rights with respect thereto. In the event that Medarex and Centeon enter a further agreement regarding the development and commercialization of such products for the treatment of any autoimmune disorder outside the Field, Centeon shall pay Medarex such additional consideration as is mutually agreed.

          3.5.2 Commercialization of the Product Outside the Field by Medarex.
                -------------------------------------------------------------
                If Medarex intends to itself develop or commercialize the Product for the treatment of an autoimmune disorder outside the Field, it shall notify Centeon. In such event, Centeon may notify Medarex it wishes to negotiate an agreement regarding co-development and commercialization of the Products for such indication, and the parties shall negotiate the terms of such an agreement in good faith. If Medarex and Centeon fail to enter into a written letter of intent for such an agreement within ninety (90) days from Medarex' notice to Centeon, or such longer period as the parties may agree, then Medarex shall be free to conduct any such activities, itself or with a third party, and Centeon shall have no rights with respect thereto.

     3.6  Right of First Refusal for Other Products in the Field. During the
          ------------------------------------------------------
term of the Agreement, if Medarex develops a monoclonal antibody or product (other than a Product) which it intends to commercialize, itself or with a Third Party, in the Field (an "Improvement"), Medarex


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

hereby grants to Centeon a right of first refusal to negotiate for an exclusive, worldwide license to Medarex' interest in any patent rights other than the Patent Rights for the development and commercialization of such Product in the Field, to the extent that Medarex may grant such rights. Medarex shall promptly notify Centeon of any Improvement and provide Centeon with a detailed written description of such Improvement. Centeon shall have thirty (30) days from the date it receives such written description of any Improvement to exercise its exclusive right of first refusal with respect to negotiating a license with Medarex for such Improvement. If Centeon notifies Medarex it wishes to negotiate for such a license, the parties shall negotiate in good faith for a period of up to one hundred and twenty (120) days. If the parties fail to enter into a written letter of intent for such an agreement or a written agreement within such period, or mutually agreed extension thereof, Medarex shall have the right to seek other licensees of said Improvement; provided however that Medarex shall not offer a license to such Improvement to any Third Parties on financial terms substantially more favorable in their entirety to such Third Parties than those offered to Centeon for the Improvement without first offering such terms to Centeon.

     3.7  Retained Rights. It is understood and agreed that Medarex shall retain
          -----------------
rights to (i) make, have made, import, use, offer for sale, sell and otherwise commercialize the Product for all uses outside the Field; and (ii) to make, have made, import, use, and offer for sale and sell Product to Centeon in connection with the activities conducted by Medarex pursuant to this Agreement, unless and until Centeon assumes manufacture of the Product pursuant to Section 7.2. It is understood that such retained rights shall not permit Medarex to knowingly sell the Product to a third party which intends to sell it for use in the Field or use it in the Field.

     3.8  Product License. It is understood and agreed that the license granted
          -----------------
Centeon under the Medarex Technology herein relates only to specific monoclonal antibodies which are within the scope of the Product definition in Section 1.18, and does not extend to any other monoclonal antibody, heteroantibody, bifunctional antibody or any other product.

4.   PAYMENTS

     [*****]

     4.2  Purchase of Medarex Common Stock. On the Effective Date, Centeon shall
          --------------------------------
enter into the Stock Purchase Agreement with Medarex.

     4.3  Milestone Payments.
          ------------------

          4.3.1 Within thirty (30) days following each occurrence of the events specified below, Centeon shall pay to Medarex the following amounts:


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]

The amounts paid upon achievement of such milestones shall be non-refundable and not be creditable against any other amounts due Medarex.

        4.3.2. Back-up Products. [*****]
               -----------------


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]

          4.3.3 Acknowledgment. For purposes of this Section 4.3, the parties
                -----------------
acknowledge and agree that a clinical trial shall be deemed completed when all patients enrolled in such trial have been treated with the Product, and all patient case report forms have been submitted to the sponsor of the trial (or its designee). As soon as practicable after the completion of a particular clinical trial the Development Committee shall review the data from such trial and within forty-five (45) days of such review, or such longer period as may be agreed by the parties, shall issue or decline to issue a positive recommendation to proceed to the next clinical trial or filing, as the case may be. As used in this Section 4.3, the parties acknowledge and agree that "front line therapy" means a therapeutic treatment for patients with [*****] disorder that is administered to said patients before they become refractory to other treatments or is administered in combination with other treatments.

          4.3.4 Further Payment. [*****]
                ---------------


     4.4  Royalties. In consideration of the rights granted hereunder, Centeon
          ---------
shall pay the following royalties to Medarex:


          [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     [*****]

     4.7 Single Royalty; Non-Royalty Sales. No royalty shall be payable under
         ----------------------------------
Section 4.4 above with respect to sales of the Product among Centeon, its Affiliates and sublicensees for resale and in no event shall more than one royalty be due Medarex hereunder with respect to any Product unit.

     [*****]



***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     4.9  Royalty Term. The royalties due hereunder shall be payable on a
          --------------
country-by-country basis in each country until the date which is the later of
(i) the expiration of the last to expire of the patents within the Patent Rights covering the Product or the manufacture, use or sale of the Product in such country (such expiration to occur only after expiration of extensions of any nature to such patents which may be obtained under applicable statutes or regulations in the respective countries of Territory, such as the Drug Price Competition and Patent Term Restoration Act of 1984 in the U.S.A. and similar patent extension laws in other countries), or (ii) if there are no Patent Rights covering the Product or the manufacture, use or sale of the Product in a country, until [*****] years following the first commercial sale of a Product in such country.

     4.10 Payment Method. Amounts due Medarex hereunder shall be paid in U. S.
          ---------------
dollars by wire transfer in immediately available funds to an account designated by Medarex.

     4.11 Currency Conversion. If any currency conversion shall be required in
          -------------------
connection with the calculation of royalties due on a quarterly basis hereunder, such conversion shall be made using the monthly exchange rates used by Centeon to translate its net sales to U.S. dollars. Such monthly rate is a simple average of the daily noon bid/ask exchange rates for the month. At such time that Centeon provides any royalty report and payment to Medarex pursuant to
Section 5.1 which relates to payments based on Net Sales in any country outside the U.S., Centeon shall provide Medarex with a detailed calculation setting forth how each applicable monthly exchange rate was determined and applied by Centeon.

     4.12  Taxes.
           ------

          4.12.1  Withholding Taxes. All royalty amounts required to be paid to
                  -------------------
Medarex pursuant to this Agreement may be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States ("Withholding Taxes"). At Medarex' request, Centeon shall provide Medarex a certificate evidencing payment of any Withholding Taxes hereunder and shall reasonably assist Medarex to obtain the benefit of any applicable tax treaty.

          4.12.2 Sales Taxes. Any sales taxes, use taxes, transfer taxes or
                 --------------
similar governmental charges required to be paid in connection with the transfer of any Products manufactured by Medarex and sold by Centeon hereunder shall be the sole responsibility of Centeon. In the event that Medarex is required to pay any such amounts, and reasonably documents payment, Centeon shall promptly remit payment to Medarex of such amounts.

5.   BOOKS AND RECORDS

     5.1  Royalty Reports and Payments. After the first commercial sale of a
          ----------------------------
Product on which royalties are required hereunder, Centeon shall make quarterly written reports to Medarex within ninety (90) days after the end of each calendar quarter, stating in each such report, by country, the


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

number, description, and aggregate Net Sales of the Product sold during the calendar quarter upon which a royalty is payable under Article 4 above. Medarex shall treat all such reports as Confidential Information of Centeon. Concurrently with the making of such reports, Centeon shall pay Medarex the royalties specified in Sections 4.4 and 4.8.

     5.2 Records; Inspection. Centeon and its Affiliates and Sublicensees shall
         -------------------
keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of Centeon or its Affiliate or Sublicensee, as the case may be, for at least four (4) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such four (4) year period by a representative of Medarex for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed. The representative will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 5.2 shall be at the expense of Medarex, unless a variation or error producing an increase exceeding five percent (5%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid by Centeon, with interest from the date such amounts were due, at the prime rate reported by the Chase Manhattan Bank.

6.   COMMERCIALIZATION

     6.1  Reasonable Efforts. Centeon shall use commercially reasonable efforts,
          -------------------
comparable to those efforts Centeon makes with respect to other products of comparable value, developmental stage and clinical indication, to obtain and maintain all approvals, registrations and government authorizations necessary for commercial sale of the Product worldwide. Centeon will use commercially reasonable efforts to actively pursue commercial sales of the Product in each country in which regulatory approval is obtained. Centeon shall notify Medarex as provided in Section 6.4 below should it elect to abandon its rights to pursue commercialization of the Product in a country.

     6.2  Reports to Medarex. During the term of this Agreement, Centeon shall
          --------------------
keep Medarex fully informed of its activities subject to this Agreement, including without limitation, the achievement of the milestones set forth in
Section 4.3 and the commercialization of the Product, and following January 31 of each year shall provide Medarex with a written report detailing such events and activities. When the registration package requesting approval for commercial sale of the Product (including approval for reimbursement by the appropriate health insurance authorities as well as price approvals where required) is first filed in the U.S., the European Union and Japan, and in each case when approval is received therefor, Centeon will notify Medarex in writing immediately by facsimile.

     6.3  Regulatory Filings. Centeon shall submit registration packages
          ------------------
requesting approval for commercial sale of the Product as soon as reasonably practicable. Centeon (or its designee) shall file and hold title to all clinical results, regulatory applications, approvals and supplements thereto.

Medarex and its Affiliates, shall have the irrevocable right, without charge, to refer to, access, cross reference, and use all such documents, including clinical studies and other supporting information, and any written communications to and with the FDA and comparable foreign regulatory bodies in connection with the Development Program and with regard to any product for use outside the Field. Centeon shall have no obligation to provide and Medarex shall not provide, without the written consent of Centeon, such access or rights to any third party, including, without limitation, a Medarex Affiliate, which has acquired the right to use a Product in monoclonal antibody form (as opposed to a bi-specific antibody) for indications outside the Field.

     6.4  Abandoned Products. Centeon may voluntarily abandon its right
          ------------------
hereunder to market the Product in any individual country, upon sixty (60) days written notice to Medarex at any time. Such notice will effectuate Centeon's voluntary abandonment of its right hereunder to market the Product in such country; provided, the abandonment of the Product in any particular country hereunder shall not be construed to be a termination of this Agreement for any other country.

     6.5  Consultation. If Medarex at any time should advise Centeon of its
          --------------
concern, and the specific reasons for same, that Centeon is not pursuing development, commercialization and sale of the Product in the manner contemplated by this Agreement, then the parties shall discuss the situation in good faith to reach a satisfactory resolution addressing Medarex' concerns as appropriate. In the event that the parties are unable to agree upon a resolution, Medarex may submit the matter to arbitration pursuant to Section 13.2, and in the event that Centeon is found not to have used reasonable efforts to obtain regulatory approval for the Product in any country, or actively commercialize the Product in any country where the Product has received regulatory approval, then Centeon's rights hereunder shall terminate in such country, but shall not be construed as termination for any other country.

     6.6  Loss of Rights. If Centeon abandons its right to market the Product in
          --------------
a country in accordance with Section 6.4, or loses such rights in a country pursuant to Section 6.5, or as result of the termination of this Agreement by Medarex pursuant to Section 12.2 or Centeon pursuant to Section 12.4 or Section 12.5, such rights shall revert to Medarex, and Medarex shall thereafter have the exclusive rights to market the Product in such country. In such event, Medarex or a Third Party licensee or sublicensee of Medarex may freely carry on future development and commercialization of the Product in any such country. At Medarex' request, Centeon shall cooperate with and assist Medarex in exercising such rights, including without limitation, by providing Medarex, without charge, access to and the right to use all regulatory approvals relating to the Product in such country.

     6.7  Adverse Reactions. If Medarex and Centeon market the Product at the
          -------------------
same time, the parties shall have a continuing obligation to timely advise one another of all adverse drug reactions and other similar matters relevant to maintaining approvals and registrations of the Product in accordance with applicable laws and regulations.

     6.8  Delivery of Know-How. During the term of this Agreement, Medarex
          ---------------------
shall deliver to Centeon such Know-How relating to the Product as is necessary for Centeon's performance under this Agreement.

7.   PRODUCT MANUFACTURE

     7.1  Product for Use in Clinical Trials. Medarex shall be responsible for
          ----------------------------------
the manufacture of all Product for use in Phase 1, Phase II and Phase III clinical trials pursuant to the terms of the Development Plan. All such Products manufactured by or on behalf of Medarex for all such clinical trials will conform to all FDA requirements relating to Good Manufacturing Practices and all applicable comparable foreign laws and regulations. [*****]


     7.2  Election of Product Manufacture.  Medarex shall be responsible for the
          ----------------------------------
manufacture of all Product for commercial uses unless Centeon elects to manufacture the Product as provided in this Section 7.2. All Product manufactured by or on behalf of Medarex will conform with all FDA regulations relating to Good Manufacturing Practices and all applicable comparable foreign laws and regulations. During the term of this Agreement, Centeon shall have the right to elect whether it wishes to (i) manufacture Products for sale by Centeon and its Affiliates and Sublicensees pursuant to this Agreement, or (ii) purchase for resale from Medarex Product manufactured by or on behalf of Medarex. To exercise such option, Centeon shall notify Medarex that it wishes to manufacture the Product at least six (6) months prior to the date Centeon wishes to commence Product manufacture. In such event, Centeon shall purchase all Product manufactured by Medarex pursuant to invoices or requests for Product manufacture received by Medarex prior to the date Centeon provides Medarex notice that it wishes to assume responsibility for Product manufacture.

     7.3  Transfer of Manufacturing Know-How. Within sixty (60) days of the
          ----------------------------------
election by Centeon to manufacture the Product, or at such other time as the parties agree, subject to Section 7.5, Medarex will deliver to Centeon all Know-How relating to the manufacture of the Product existing as of the Effective Date and developed in connection with the Development Program. In such event, the parties shall cooperate with each other in order that Centeon may initiate manufacture of the Product as soon as practicable, and shall take such actions as are appropriate to achieve such goal.

     7.4  Manufacture by Centeon or a Third Party.
          ---------------------------------------

          7.4.1 Centeon Responsibilities. If Centeon elects to manufacture the
                ------------------------
Product for commercialization itself or through a Third Party, Centeon shall be responsible thereafter for the


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

development of scale-up and manufacturing procedures, and all costs associated therewith. All Product manufactured by or on behalf of Centeon will conform with all FDA regulations relating to Good Manufacturing Practices and all applicable comparable foreign laws and regulations. Centeon shall keep Medarex fully informed of the Product manufacturing procedure and developments relating thereto and Medarex shall have the right for reasonable purposes and on reasonable prior notice to visit the manufacturing facility during ordinary business hours and review any relevant records relating to Product manufacture, and to comment thereon.

          7.4.2 Third Party Manufacture.  If Medarex is unable to meet its
                -------------------------
obligations to supply Product as established in any Supply Agreement entered by the parties pursuant to Section 7.6 below, or with the prior written consent of Medarex, Centeon may have the Product manufactured on its behalf by a Third Party; provided, Centeon shall not enter into a supply agreement for the Product with such Third Party on terms more favorable than those offered to Medarex for Product manufacture. If a Third Party manufactures the Product for commercialization, Centeon shall inform Medarex of the outcome of the negotiations with such Third Party.

          7.4.3 Site of Manufacturing. In the event that Centeon or its designee
                ---------------------
manufactures the Product, such manufacturing may only be conducted in a country where an issued, unexpired patent within the Patent Rights covering the Product is in effect, unless otherwise agreed by the parties.

     7.5  Manufacturing Technology Fee. If Centeon elects to terminate its
          ----------------------------
funding of Product manufacture improvements in connection with the Development Program pursuant to Section 2.6, and Medarex, at its own expense, conducts further research which leads to improvements relating to the manufacture of the Product, then even if Centeon elects to manufacture the Product, Medarex shall have no obligation to provide Centeon with access to or rights to any such technology developed after the date that Centeon provides notice that it will not fund such activities in connection with the Development Program [*****]

     7.6  Manufacture by Medarex - If Centeon elects to purchase the Product
          ----------------------
from Medarex for commercial sale, Centeon and Medarex shall promptly negotiate in good faith and enter into a Supply Agreement containing reasonable and customary terms; provided, such agreement shall provide that Centeon will purchase the Product from Medarex at a transfer price equal [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

8.   INTELLECTUAL PROPERTY

     8.1  Ownership of Inventions. Title to all inventions and other
          -----------------------
intellectual property made solely by employees of Medarex during the term of the Agreement shall be owned by Medarex; provided, any inventions and other intellectual property made by Medarex employees in connection with the Development Program which relate solely to improvements in Product manufacture processes shall be jointly owned by Medarex and Centeon. Title to all inventions and other intellectual property made solely by Centeon employees in connection with the Development Program shall be owned by Centeon. Title to all inventions and other intellectual property made jointly by employees of Centeon and Medarex in connection with the Development Program shall be jointly owned by Medarex and Centeon (each a "Centeon/Medarex Invention"). Inventorship of inventions and other intellectual property rights conceived and/or reduced to practice in connection with the Development Program and ownership rights with respect thereto shall be determined in accordance with the patent and other intellectual property laws of the United States and the State of New York, as applicable. [*****]

     8.2  Patent Prosecution.
          ------------------

          8.2.1 Patent Rights. Medarex shall be responsible, at its expense, for
                --------------
the preparation, filing, prosecution and maintenance of the patent applications and patents within Patent Rights in countries selected by Medarex, and for conducting any interferences, reexaminations, reissues, oppositions, or request for patent term extension relating thereto.

          8.2.2 Failure to Prosecute. In the event that Medarex declines to file
                ---------------------
or, having filed, declines to further prosecute and maintain any patent applications or patents subject to Section 8.2.1 above, Medarex shall provide Centeon notice thereof prior to the expiration of any deadline relating to such activities, but in any event at least thirty (30) days prior notice, and Centeon shall have the right to file, prosecute and maintain such patent applications or patents in the name of Medarex, at Centeon's expense, using counsel of its choice.

          8.2.3 Medarex/Centeon Inventions.
                ----------------------------

          (a) The parties will cooperate to file, prosecute and maintain patent applications covering the Centeon/Medarex Invention(s) in the Core Countries [*****] and other countries agreed by the parties. The parties shall agree which parties shall be responsible for conducting such activities with respect to a particular Centeon/Medarex Invention. The party conducting such activities shall keep the other party fully informed as to the status of such patent matters, including, without limitation, by providing the other party the opportunity, at the other party's expense, to review and comment on any documents relating to the Centeon/Medarex Invention which will be filed in any patent office at least thirty (30) days before such filing, and promptly providing the other party copies of any documents relating to Centeon/Medarex Invention which the party conducting such activities receives from such patent


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

offices, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions. The parties will share equally all expenses and fees associated with the filing, prosecution, issuance and maintenance of any patent application and resulting patent for a Centeon/Medarex Invention in the Core Countries and other agreed countries.

          (b) In the event that either party wishes to seek patent protection with respect to any Centeon/Medarex Invention outside the Core Countries, it shall notify the other party hereto. If both parties wish to seek patent protection with respect to such Centeon/Medarex Invention in such country or countries, activities shall be subject to Section 8.2.3(a) above. If only one party wishes to seek patent protection with respect to such Centeon/Medarex Invention in such country or countries, it may file, prosecute and maintain patent applications and patents with respect thereto, at its own expense. In any such case, the party declining to participate in such activities shall not grant any third party a license under its interest in the applicable Centeon/Medarex Invention without the prior written consent of the other party.

          8.2.4 Notice. During the term of this Agreement, each party will
                --------
advise the other of the filing of any patent applications subject to Section
8.1 promptly after such patent application is filed. With respect to inventions solely owned by Medarex, at Centeon's option, any patent application or patent covering such an invention may be added to the list of Patent Rights as described in Exhibit B hereto, with a writing signed by the parties.

          8.2.5 Cooperation. Centeon shall be given an opportunity to review
                -----------
Medarex' activities pursuant to Section 8.2.1 and provide input thereto. Medarex shall include in such patent applications such claims as Centeon may request. Medarex shall keep Centeon fully informed as to the status of such patent matters, including, without limitation, by providing Centeon the opportunity, at Centeon's expense, to review and comment on any documents relating to Medarex Technology which will be filed in any patent office at least thirty (30) days before such filing, and promptly providing Centeon copies of any documents relating to Medarex Technology which Medarex receives from such patent offices, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions.

     8.3  Enforcement. In the event that any Medarex Technology necessary for
          -----------
manufacture, use and sale of a Product is infringed or misappropriated by a third party in any country or is subject to a declaratory judgment action arising from such infringement or misappropriation in such country, or is the subject of an interference, re-examination, reissue or opposition proceeding, the party becoming aware thereof shall promptly notify the other party hereto. Medarex shall have the initial right (but not the obligation), at its expense, to bring suit to abate any infringement or misappropriation of Medarex Technology, using counsel of its choice. In the event that Medarex fails to initiate a suit to enforce such Medarex Technology against a commercially significant infringement in the Field by a third party within one hundred eighty
(180) days, Centeon may initiate such suit to abate such infringement or misappropriation, and the parties shall equally share the expenses associated therewith, provided, Centeon may not enter into any settlement without the prior consent of Medarex, which shall not be unreasonably withheld, and may not make any statement which admits that any of the Patent Rights or other intellectual property licensed to Centeon pursuant to this Agreement are invalid or unenforceable. The party involved in any such claim, suit or proceeding, shall keep the other party hereto reasonably informed of the progress of any such claim, suit or proceeding and each party shall cooperate reasonably in connection with the pursuit of any such action, at the request and expense of the party requesting such cooperation. Any recovery by such party received as a result of any such claim, suit or proceeding shall be used first to reimburse the parties hereto for all expenses (including court costs, attorneys and professional fees and other expenses of all kinds) incurred in connection with such claim, suit or proceeding. [*****]

     8.4  Infringement Claims. If the manufacture, sale or use of the Product
          -------------------
pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Centeon or Medarex, such party shall promptly notify the other party hereto. If Medarex is not named as a party in such a suit or proceeding, Medarex may, at its own expense and through counsel of its own choice, seek leave to intervene in such suit or proceeding. Centeon agrees not to oppose such intervention. If Medarex, and not Centeon, is named as a party to such suit or proceeding, Medarex shall have the right to control the defense and settlement of such suit or proceeding, at its own expense, using counsel of its own choice, however Centeon, at its own expense and through counsel of its own choice, may seek to intervene if the suit or proceeding relates to the commercialization of the Product in the Field. Medarex agrees not to oppose such intervention. If both Medarex and Centeon are named as parties in such suit or proceeding, or become parties through intervention, each shall have the right, at its own expense and through counsel of its own choice, to present its own defense and to determine its own terms for settlement. [*****] The parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

9.   REPRESENTATIONS AND WARRANTIES

     9.1  Medarex. Medarex represents and warrants that:
          -------

          9.1.1 it is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey;

          9.1.2 when executed and delivered, this Agreement will become valid and binding on Medarex, and enforceable against Medarex in accordance with its terms;


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          9.1.3 it is not a party to any agreement, indenture or other instrument and has no by-law or charter provision and knows of no law or regulation which would prohibit it from entering into this Agreement, performing the agreement contemplated hereunder or granting the licenses granted hereunder;

          9.1.4 it has not previously granted and will not grant any rights in conflict with the rights and license granted to Centeon herein, and is the owner or licensee of the Medarex Technology, with the right to license the Medarex Technology to Centeon, except as expressly set forth in Section 3.4;

          9.1.5 Medarex bas not been served with any lawsuit with respect to the Medarex Technology or the right of Medarex to enter into and perform its obligations under this Agreement and, to the best of Medarex' knowledge as of the Effective Date, there are no existing or threatened actions, suits or claims pending with respect to the Medarex Technology or the right of Medarex to enter into and perform its obligations under this Agreement;

          9.1.6 the Medarex Technology owned by Medarex is free and clear of any lien, encumbrance, security interest and restriction on transfer and license, and to the best of Medarex' knowledge as of the Effective Date, the Medarex Technology licensed from third parties is free and clear of any lien, encumbrance, security interest and restriction on transfer and license;

          9.1.7 as of the Effective Date, the MRC Sublicense and the Scotgen Sublicense, are in full force and effect and there are no existing defaults, or events, which, with the passage of time, would become defaults under such agreements, which, individually or taken as a whole, would materially and adversely affect the ability of Medarex to enter into this Agreement or the ability of the parties to perform the transactions contemplated hereunder;

          9.1.8 to the best of Medarex' knowledge as of the Effective Date, the Celltech/MRC Agreement and the MRC/Scotgen Agreement, are in full force and effect and there are no existing defaults, or events, which, with the passage of time, would become defaults under such agreements, which, individually or taken as a whole, would materially and adversely affect the ability of Medarex to enter into this Agreement or the ability of the parties to perform the transactions contemplated hereunder;

          9.1.9 as of the Effective Date, the execution, delivery of this Agreement and performance hereunder by Medarex does not conflict with, or cause a default under, the MRC Sublicense or the Scotgen Sublicense; and

          9.1.10 to the best of Medarex' knowledge as of the Effective Date, the execution, delivery of this Agreement and performance hereunder by Medarex does not conflict with, and will not cause a default under, the Celltech/MRC Agreement or the MRC/Scotgen Agreement;

          [*****]

     9.2  Centeon. Centeon represents and warrants that:
          -------

          9.2.1 it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

          9.2.2 when executed and delivered, this Agreement will become valid and binding on Centeon, and enforceable against Centeon in accordance with its terms.

     9.3  Effect of Representations and Warranties. It is understood that if the
          -----------------------------------------
representations and warranties under this Article 9 are not true and accurate and Medarex or Centeon incurs liabilities, costs or other expenses as a result of such falsity, Medarex or Centeon, as the case may be, shall indemnify, defend and hold the other party harmless from and against any such liabilities, costs or expenses incurred, provided that the indemnifying party receives prompt notice of any claim against Medarex or Centeon, as the case may be, resulting from or related to such falsity, the cooperation of the indemnified party, as requested in connection with any such claim, and the sole right to control the defense or settlement thereof.

     9.4  Notice. Upon learning of any default under or material adverse changes
          ---------
in or to the Celltech/MRC Agreement, MRC/Scotgen Agreement, Scotgen Sublicense and MRC Sublicense, Medarex shall promptly send notice to Centeon of such defaults or material adverse changes.

     9.5  Disclaimer of Warranties, Medarex specifically disclaims that the
          --------------------------
Development Program will be successful in whole or part. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND SUBJECT TO THE INDEMNITY PROVISIONS OF
ARTICLE 11, MEDAREX AND CENTEON AND THEIR RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PATENT RIGHTS AND KNOW-HOW, OR PRODUCTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE PATENT RIGHTS OR KNOW-HOW LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.  CONFIDENTIALITY

     10.1 Confidential Information.  Except as expressly provided herein, the
          ---------------------------
parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

          (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

          (d) was independently developed by the receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

          (e) was subsequently lawfully disclosed to the receiving party by a person other than a party.

     10.2 Permitted Use and Disclosures. Each party hereto may use or disclose
          --------------------------------
information disclosed to it by the other party, to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party, of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information (including the significant financial terms of this Agreement) prior to its disclosure (whether through protective orders or otherwise) and disclose such information only to the minimum extent necessary to comply with such requirements.


     10.3 Public Disclosure. Except as otherwise required by law, neither party
          -----------------
shall issue a press release or make any other public disclosure of the terms of this Agreement or regarding the results of the Development Program without the prior approval of such press release or public disclosure. Each party shall submit any such press release or public disclosure to the other party, and the receiving party shall have fifteen (15) days to review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld. If the receiving party does not respond within such fifteen (15) day period, the press release or public disclosure shall be deemed approved. In addition, if a public disclosure is required by law, including without limitation in a filing with the Securities and Exchange Commission, the disclosing party shall provide copies of the disclo-sure reasonably in advance of such filing or other disclosure for the nondisclosing party's prior review and comment.

     10.4 Injunctive Relief Notwithstanding Section 13.2, Medarex and Centeon
          ------------------
hereby acknowledge that damages at law may be an inadequate remedy for the breach of any of the covenants, promises and agreements contained in this
Section 10, and accordingly, Medarex or Centeon, as the case may be, may be entitled to injunctive relief with respect to any such breach, including specific performance of such covenants, promises or agreements or an order enjoining Medarex or Centeon from any threatened, or from the continuation of any actual, breach of covenants, promises or agreements. The rights set forth in this Section 10.4 shall be in addition to any other rights which Medarex or Centeon may have at law or in equity.

11.  INDEMNIFICATION

     [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]


12.  TERM AND TERMINATION

     12.1 Term. This Agreement shall be effective as of the Effective Date and
          ----
unless otherwise terminated earlier pursuant to this Article 12, shall continue in full force and effect on a country-by-country basis until Centeon and it's Affiliates and Sublicensees have no remaining royalty obligations in such country. Following the expiration of royalty obligations in any country, Centeon shall have a non-exclusive, fully paid license under the Know-How to commercialize the Product in the Field in such country.

     12.2 Termination for Cause. Either party may terminate this Agreement in
          ----------------------
the event the other party has materially breached or defaulted in the performance of any of its obligations hereunder, and such default has continued for sixty (60) days after written notice thereof was provided to the breaching party by the nonbreaching party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty (60) day period. Notwithstanding the above, in the case of a failure to pay any amount due hereunder the period for cure of any such default following notice thereof shall be ten (10) days and, unless payment is made within such period, the termination shall become effective at the end of such period. Notwithstanding the above, if Centeon disputes the amount of a particular payment obligation, Centeon shall timely pay to Medarex all amounts except the specific amount in dispute and may establish an interest-bearing escrow account and tender the disputed amount thereto, and the balance of the account shall be paid out to either party pursuant to the outcome of arbitration conducted in accordance with the provisions of Section 13.2 of this Agreement.

     12.3 Termination for Insolvency. If voluntary or involuntary proceedings by
          --------------------------
or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

     12.4 [*****]

     12.5 [*****]

     12.6 Effect of Breach or Termination.
          -------------------------------

          12.6.1 Accrued Obligations. Termination of this Agreement for any
                 -------------------
reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. For the avoidance of doubt, it is agreed that following the termination of the Agreement Centeon shall have no obligation to pay Medarex any amount for Product development after such date, or the achievement of any milestone after such date.

           12.6.2 Return of Materials. Upon any termination of this Agreement,
                  -------------------
Centeon and Medarex shall promptly return to the other party all Confidential Information received from the other party (except one copy of which may be retained for archival purposes).

           12.6.3 Stock on Hand. In the event this Agreement is terminated for
                  -------------
any reason, Centeon and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Product then on hand or purchased pursuant to Section 12.6.5, subject to Articles 4 and 5 and the other applicable terms of this Agreement.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          12.6.4 Licenses.  Subject to Section 12.6.3 regarding post-termination
                 ---------
Product sales, upon any termination of this Agreement pursuant to Section 12.2 or 12.3, the licenses and rights granted Centeon shall terminate concurrently. Upon any termination of this Agreement pursuant to Section 12.4, the licenses granted to Centeon shall terminate concurrently.

          12.6.5 Product in Manufacture. In the event of any termination by
                 ----------------------
Centeon pursuant to Section 12.4, Centeon shall purchase from Medarex all Product which Medarex. commenced the manufacture of at Centeon's request prior to the date Medarex received notice from Centeon of such termination.

     12.7 Survival. Sections 3.6, 5.1, 5.2, 6.3, 6.6, 6.7, 8.1, 8.4 and
          ----------
Articles 9, 10, 11 and 13 shall survive the expiration or termination of this Agreement for any reason.

13.  MISCELLANEOUS

     13.1  Governing Law. This Agreement and any dispute, including without
           -------------
limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of New York, without reference to conflicts of laws principles.

     13.2  Arbitration. Any dispute under this Agreement which is not settled by
           -----------
mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with said rules. The arbitration shall be held in New York, New York and at least one of the arbitrators shall be an independent expert in pharmaceutical product development (including clinical development and regulatory affairs). The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including, administrative and arbitrators' fees, shall be shared equally by the parties and each party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion. Any arbitration subject to this Section 13.2 shall be completed within one (1) year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the parties and each party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other party. Any decision which requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction. The parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. Application may be made to any court having jurisdiction over the party (or its assets) against whom the decision is rendered for a judicial recognition of the decision and an order of enforcement.

     13.3 Waiver. Neither party may waive or release any of its rights or
          ------
interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

     13.4 Assignment. This Agreement shall not be assignable by either party to
          ------------
any third party hereto without the written consent of the other party hereto; except either party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise.

     13.5 Notices. All notices, requests and other communications hereunder
          ---------
shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

          CENTEON:   Centeon L.L.C.
                     1020 First Avenue
                     King of Prussia, Pennsylvania 19406-1310
                     Attn: General Counsel

          MEDAREX    Medarex, Inc.
                     1545 Route 22 East
                     P.O. Box 953
                     Annandale, New Jersey 08801
                     Attn: President

     13.6 Performance by Affiliates. Centeon shall warrant the performance of
          --------------------------
any and all rights and obligations of this Agreement by its Affiliate(s) and Sublicensees.

     13.7 Force Majeure. Neither party shall be liable to the other for failure
          -------------
or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, labor disputes or strikes, sabotage, explosions or other similar or different contingencies, in each case, beyond the reasonable control for the respective parties. The party affected by Force Majeure shall provide the other party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six
(6) months, the parties hereto shall consult with respect to an equitable solution, including the possible termination of this Agreement.

     13.8 Independent Contractors. Both parties are independent contractors
          ----------------------
under this Agreement. Nothing contained ih this Agreement is intended nor is to be construed so as to constitute Medarex or Centeon as partners or joint venturers with respect to this Agreement. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement, or undertaking with any Third Party.

     13.9 Advice of Counsel. Medarex and Centeon have each consulted counsel of
          -----------------
their choice regarding this Agreement and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     13.10 Trademarks. Centeon and its Affiliates shall have the right to
           ------------
market the Product under their own labels and trademark(s). All Product packages shall carry the notice "Manufactured under license from Medarex, Inc." or a similar slogan, in a typeface and size agreed by the parties.

     13.11 Other Obligations. Except as expressly provided in this Agreement or
           -------------------
as separately agreed upon in writing between Medarex and Centeon, each party shall bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

     13.12 Severability. In the event that any provision of this Agreement
           -----------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     13.13 No Implied Licenses. No rights or licenses with respect to the
           -------------------
Medarex Technology are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

     13.14 Patent Marking. Centeon agrees to mark and have its Affiliates and
           -----------------
sublicensees mark all Products they sell or distribute pursuant to this Agreement in accordance with the applicable statute or regulations in the country or countries of manufacture and sale thereof.

     13.15 Compliance with Laws. Each party shall furnish to the other party
          ----------------
any information requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

     13.16 Complete Agreement. This Agreement with its Exhibits constitutes the
           --------------------
entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and duly executed on behalf of both parties,

     13.17 Headings. The captions to the several Sections and Articles hereof
           ----------
are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     13.18 Counterparts. This Agreement may be executed in counterparts, each
           --------------
of which shall be deemed to be an original, and both together shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

CENTEON L.L.C.                                  MEDAREX, INC.

By: /s/ John A. Sedor                           By: /s/ Michael Appelbaum
     --------------------

Name:   John A. Sedor                           Name:   Michael Appelbaum
     --------------------                            --------------------

Title:  CEO                                     Title:  Sr. Vice President
     --------------------                            --------------------

By: /s/ P. Fuhge
     --------------------
Name:   P. Fuhge
     --------------------

Title:  Senior Executive V.P.
     ------------------------
        and Chief Research &
        Development Officer

                                   EXHIBIT A

                               Development Plan

[*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B
                U.S. and Foreign Patent Applications and Patents

                                      -36-